EX-99.B(j)-gsconsnt
                        INDEPENDENT AUDITORS' CONSENT
We consent to the use in this Post-Effective Amendment No. 28 to Registration Statement No. 2-77329 on Form N-1A of United Government Securities Fund, Inc., of our report dated May 5, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the caption "Financial Highlights" in such Prospectus.
 /s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Kansas City, Missouri
June 26, 2000